                                                                      EXHIBIT 11



                              AMRESCO CAPITAL TRUST

                        COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                            Period from
                                                             January 1,
                                                                2000
                                                               through        Year Ended
                                                            September 25,     December 31,
                                                                2000             1999
                                                            ------------     ------------
Basic:
    Net income available to common shareholders             $      5,948     $      7,320
                                                            ============     ============

    Weighted average common shares outstanding                    10,000           10,000
                                                            ============     ============

    Basic earnings per common share                         $       0.59     $       0.73
                                                            ============     ============

Diluted:
    Net income available to common shareholders             $      5,948     $      7,320
                                                            ============     ============

    Weighted average common shares outstanding                    10,000           10,000
    Effect of dilutive securities:
      Restricted shares                                               15               12
      Net effect of assumed exercise of warrants                      13               --
      Net effect of assumed exercise of stock options                  1               --
                                                            ------------     ------------
    Adjusted weighted average common shares outstanding           10,029           10,012
                                                            ============     ============

    Diluted earnings per common share                       $       0.59     $       0.73
                                                            ============     ============